EXHIBIT 99.1

KORU MEDICAL SYSTEMS ANNOUNCES 27% Q3 REVENUE GROWTH AND RAISES 2025 REVENUE GUIDANCE

MAHWAH, NJ – November 12, 2025 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on development, manufacturing, and commercialization of innovative and patient-centric large volume subcutaneous infusion solutions, today reported financial results for the third quarter ended September 30, 2025.

Recent Highlights

●	Third quarter 2025 net revenues of $10.4 million, a 27% increase over the prior year period

●	Core business (Domestic and International) net revenues of $9.8 million, a 30% increase over the prior year period

●	Announced two new Pharma Services and Clinical Trials (PST) collaborations expanding opportunity to reach new patient populations

●	Gross profit of $6.3 million, a 21% increase over the prior year period, and gross margin of 60.2%

●	Reported net loss of ($0.8) million, a 51% improvement over the prior year period, positive adjusted EBITDA of $0.09 million, a 121% improvement over the prior year period, and ending cash balance of $8.5 million reflective of quarterly cash generation of $0.4 million

●	Raising full year 2025 revenue guidance to $40.5 - $41.0 million, representing year-over-year growth of 20% - 22%, from prior range of $39.5 - $40.5 million; reiterating full year gross margin guidance of 61% - 63%, and positive cash flow from operations for full year 2025 with ending cash balance greater than $8.2 million

“During the third quarter we continued to make progress on our key strategic goals. We achieved our second consecutive quarter of more than 20% revenue growth, driven by a strong core SCIg business, while delivering positive adjusted EBITDA and cash flow generation. Additionally, we announced two new pharmaceutical collaborations, creating opportunities to reach broader patient populations,” said Linda Tharby, President and CEO of KORU Medical. “As we look ahead, we remain focused on accelerating revenue growth, advancing our innovation pipeline, expanding our international footprint, and forming new pharmaceutical collaborations that utilize the Freedom system to treat more patients on a global scale.”

2025 Third Quarter Financial Results

	Three Months Ended September 30,		Change from Prior Year			% of Net Revenues
	2025	2024	$	%		2025	2024
Net Revenues
Domestic Core	$6,122,365	$6,447,469	$(325,104)	(5.0%	)	58.9%	78.8%
International Core	3,695,524	1,121,196	2,574,328	229.6%		35.5%	13.7%
Total Core	9,817,889	7,568,665	2,249,224	29.7%		94.4%	92.5%
Pharma Services and Clinical Trials	584,274	611,312	(27,038)	(4.4%	)	5.6%	7.5%
Total	$10,402,163	$8,179,977	$2,222,186	27.2%		100%	100%

Total net revenues increased $2.2 million, or 27.2%, to $10.4 million for the three months ended September 30, 2025, as compared to $8.2 million in the prior year period. Domestic core revenues were $6.1 million, a decrease of 5.0% over the prior year period, primarily impacted by a US distributor’s purchase of KORU product from one of our international distributors, and an inventory reduction by such US distributor, which were partially offset by market growth from new patient starts and share gains in key accounts. International core revenues were $3.7 million, an increase of 229.6% over the prior year period primarily due to supplying a distributor in a strategic market to meet anticipated demands of prefilled conversion from vials, new patient starts within existing markets, and product purchases by an international distributor who subsequently sold into the US market. Pharma services and clinical trials net revenues were $0.6 million, a decrease of 4.4% over the prior year period, primarily driven by staging of NRE work versus the prior year period, which is reflective of the inherent variability of this business.

Gross profit increased $1.1 million, or 20.8%, to $6.3 million in the three months ended September 30, 2025, as compared to $5.2 million in the prior year period. Gross margin decreased to 60.2% in the three months ended September 30, 2025, as compared to 63.4% in the prior year period. The decrease in gross margin was primarily driven by higher manufacturing costs, geographic sales mix, and tariff-related charges. Gross margin is expected to improve in the fourth quarter of 2025.

Total operating expenses for the third quarter of 2025 were $7.1 million, an increase of $0.2 million, or 3.5%, over the prior year period, primarily driven by increases in compensation and benefits related to higher bonus accruals due to higher revenues, and legal fees, offset by lower research and development expenses due to severance in the prior year period, and lower project spend in the current period.

Our net loss decreased to $0.8 million in the three months ended September 30, 2025, as compared to $1.6 million in the prior year period, primarily driven by an increase in gross profit of $1.1 million due to increased revenues, partially offset by an increase in operating expense of $0.2 million.

Adjusted EBITDA for the third quarter of 2025 was $0.09 million, or $0.00 per diluted share, compared to adjusted EBITDA of ($0.4) million, or ($0.01) per diluted share, for the prior year period. A reconciliation of adjusted EBITDA and adjusted diluted EPS is provided at the end of this press release.

Cash and cash equivalents were $8.5 million as of September 30, 2025, reflecting cash generation of $0.4 million in the third quarter of 2025.

2025 Guidance

●	Raising full year 2025 net revenues guidance to $40.5 - $41.0 million, representing year-over-year growth of 20% - 22%, from prior range of $39.5 - $40.5 million

●	Reiterating full year 2025 gross margin guidance of 61% - 63%

●	Reiterating positive cash flow from operations for full year 2025 and ending cash balance greater than $8.2 million

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Wednesday, November 12, 2025, at 4:30 PM ET.

To participate in the call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international). The live webcast will be available on the IR Calendar on the News/Events page of the Investors section of KORU Medical’s website.

Non-GAAP Measures

This press release includes the non-GAAP financial measures “adjusted diluted EPS” and “adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on KORU Medical’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. Reconciliations of the Company’s non-GAAP measures are included at the end of this press release.

About KORU Medical Systems

KORU Medical develops, manufactures, and commercializes innovative and patient-centric large volume subcutaneous infusion solutions that improve quality of life for patients around the world. The Freedom Syringe Infusion System (“the Freedom System”) currently includes the Freedom60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HigH-Flo Subcutaneous Safety Needle Sets™. The Freedom System, which received its first FDA clearance in 1994, is used for self-administration in the home by the patient and/or delivery in an ambulatory infusion center by a healthcare professional. Through its Pharma Services and Clinical Trials business, KORU Medical provides products for use by biopharmaceutical companies in feasibility/clinical trials during the drug development process and, as needed, is capable of customizing the Freedom System for clinical and commercial use across multiple drug categories. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements, including, but not limited to, financial guidance for fiscal 2025. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance, and business. Forward-looking statements can be identified by words such as “guidance”, “expect”, “plan”, “believe” and “will”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, uncertainties associated with SCIg market growth, prefilled syringe penetration, plasma supply, clinical trial activity and success, approval and commercialization of new drug indications, the shift to increased healthcare delivery in the home, new patient diagnoses, customer ordering patterns, global health crises, innovation and competition, labor and supply price increases, inflationary impacts, labor supply, tariffs and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of November 12, 2025. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Louisa Smith

investor@korumedical.com

KORU MEDICAL SYSTEMS, INC.

BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,464,019	$9,580,947
Accounts receivable less allowance for credit losses of $0 as of September 30, 2025 and December 31, 2024	5,412,004	5,720,750
Inventory	4,411,710	2,803,669
Other receivables	103,079	277,193
Prepaid expenses	1,028,484	749,851
TOTAL CURRENT ASSETS	19,419,296	19,132,410
Property and equipment, net	4,235,983	4,290,515
Intangible assets, net of accumulated amortization of $510,597 and $458,538 as of September 30, 2025 and December 31, 2024, respectively	681,621	730,279
Operating lease right-of-use assets	2,667,656	2,966,341
Other assets	98,970	98,970
TOTAL ASSETS	$27,103,526	$27,218,515

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,872,162	$1,649,969
Accrued expenses	4,634,183	3,924,184
Note payable	334,931	271,152
Other liabilities	2,893	29,269
Accrued payroll and related taxes	456,066	811,401
Financing lease liability	120,211	115,587
Operating lease liability	413,486	400,258
TOTAL CURRENT LIABILITIES	7,833,932	7,201,820
Financing lease liability, net of current portion	116,279	202,613
Operating lease liability, net of current portion	2,688,490	3,000,403
TOTAL LIABILITIES	10,638,701	10,404,836

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 49,713,694 and 49,377,617 shares issued 46,293,192 and 45,957,115 shares outstanding as of September 30, 2025, and December 31, 2024, respectively	497,137	493,776
Additional paid-in capital	51,380,158	49,581,303
Treasury stock, 3,438,526 shares as of September 30, 2025 and December 31, 2024, at cost	(3,882,494)	(3,882,494)
Accumulated deficit	(31,529,976)	(29,378,906)
TOTAL STOCKHOLDERS’ EQUITY	16,464,825	16,813,679
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,103,526	$27,218,515

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

NET REVENUES	$10,402,163	$8,179,977	$30,232,038	$24,807,864
Cost of goods sold	4,137,592	2,993,986	11,445,362	9,038,825
Gross Profit	6,264,571	5,185,991	18,786,676	15,769,038

OPERATING EXPENSES
Selling, general and administrative	5,994,661	5,127,658	17,338,183	15,804,966
Research and development	933,107	1,533,845	3,242,505	4,143,751
Depreciation and amortization	204,482	227,785	631,326	677,019
Total Operating Expenses	7,132,250	6,889,288	21,212,014	20,625,736

Net Operating Loss	(867,679)	(1,703,297)	(2,425,338)	(4,856,698)

Non-Operating Income (Expense)
Gain (Loss) on currency exchange	11,790	9,485	61,571	(12,674)
Other income	3,206	—	3,205	(300)
Interest income, net	74,567	112,995	226,698	364,183
TOTAL OTHER INCOME	89,563	122,480	291,474	351,208

LOSS BEFORE INCOME TAXES	(778,116)	(1,580,817)	(2,133,864)	(4,505,490)

Income Tax Refund (Expense)	150	—	(17,206)	—

NET LOSS	$(777,966)	$(1,580,817)	$(2,151,070)	$(4,505,490)

NET LOSS PER SHARE

Basic & Diluted	$(0.02)	$(0.03)	$(0.05)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic & Diluted	46,238,819	45,851,019	46,140,347	45,791,756

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,151,070)	$(4,505,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense and warrant expense	1,740,727	1,924,131
Depreciation and amortization	631,326	677,019
Loss on disposal of fixed assets	—	300
Non-cash lease adjustments	—	243,762
Changes in operating assets and liabilities:
Accounts receivable	308,749	(1,119,490)
Inventory	(1,608,041)	(447,017)
Prepaid expenses and other assets	(104,520)	217,652
Other liabilities	(26,379)	(330,773)
Accounts payable	222,193	695,107
Accrued payroll and related taxes	(355,335)	303,927
Accrued expenses	709,999	1,081,539
NET CASH USED IN OPERATING ACTIVITIES	(632,351)	(1,259,333)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(524,735)	(1,340,994)
Purchases of intangible assets	(3,400)	(42,786)
NET CASH USED IN INVESTING ACTIVITIES	(528,135)	(1,383,780)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of employee stock options	89,025	—
Borrowings from insurance finance indebtedness	406,751	487,516
Payments on insurance finance indebtedness	(342,972)	(399,867)
Payments on finance lease liability	(81,710)	(81,534)
Payments for taxes related to net share settlement of equity awards	(27,536)	(38,932)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	43,558	(32,817)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,116,928)	(2,675,930)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,580,947	11,482,240
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,464,019	$8,806,310

Supplemental Information
Cash paid during the periods for:
Interest	$36,690	$46,014

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

Three and Nine Months Ended September 30, 2025

			Additional			Total
	Common Stock		Paid-in	Accumulated	Treasury	Stockholders’
	Shares	Amount	Capital	Deficit	Stock	Equity

BALANCE, DECEMBER 31, 2024	49,377,617	$493,776	$49,581,303	$(29,378,906)	$(3,882,494)	$16,813,679
Issuance of stock-based compensation	183,881	1,839	95,661	—	—	97,500
Compensation expense related to stock options	—	—	359,197	—	—	359,197
Compensation related to restricted stock	—	—	227,860	—	—	227,860
Issuance of warrants	—	—	13,032	—	—	13,032
Net loss	—	—	—	(1,166,237)	—	(1,166,237)
BALANCE, MARCH 31, 2025	49,561,498	$495,615	$50,277,053	$(30,545,143)	$(3,882,494)	$16,345,031

Issuance of stock-based compensation	93,961	940	96,560	—	—	97,500
Compensation expense related to stock options	—	—	147,944	—	—	147,944
Compensation related to restricted stock	—	—	142,766	—	—	142,766
Net loss	—	—	—	(206,867)	—	(206,867)
BALANCE, JUNE 30, 2025	49,655,459	$496,555	$50,664,323	$(30,752,010)	$(3,882,494)	$16,526,374

Issuance of stock-based compensation	25,454	254	97,246	—	—	97,500
Compensation expense related to stock options	—	—	254,697	—	—	254,697
Compensation related to restricted stock	—	—	275,195	—	—	275,195
Proceeds from exercise of employee stock options	32,781	328	88,697	—	—	89,025
Net loss	—	—	—	(777,966)	—	(777,966)
BALANCE, SEPTEMBER 30, 2025	49,713,694	$497,137	$51,380,158	$(31,529,976)	$(3,882,494)	$16,464,825

Three and Nine Months Ended September 30, 2024

			Additional			Total
	Common Stock		Paid-in	Retained	Treasury	Stockholders’
	Shares	Amount	Capital	Deficit	Stock	Equity

BALANCE, DECEMBER 31, 2023	49,089,864	$490,899	$47,018,707	$(23,312,273)	$(3,843,562)	$20,353,771
Issuance of stock-based compensation	53,725	537	123,267	—	—	123,804
Compensation expense related to stock options	—	—	393,113	—	—	393,113
Compensation related to restricted stock	—	—	130,676	—	—	130,676
Issuance of warrants	—	—	52,125	—	—	52,125
Net loss	—	—	—	(1,935,958)	—	(1,935,958)
BALANCE, MARCH 31, 2024	49,143,589	$491,436	$47,717,888	$(25,248,231)	$(3,843,562)	$19,117,531

Issuance of stock-based compensation	41,138	411	136,020	—	(38,932)	97,500
Compensation expense related to stock options	—	—	401,218	—	—	401,218
Compensation related to restricted stock	55,061	551	63,434	—	—	63,984
Issuance of warrants	—	—	13,032	—	—	13,032
Net loss	—	—	—	(988,715)	—	(988,715)
BALANCE, JUNE 30, 2024	49,239,788	$492,398	$48,331,591	$(26,236,946)	$(3,882,493)	$18,704,550

Issuance of stock-based compensation	36,042	360	97,140	—	—	97,500
Compensation expense related to stock options	—	—	305,376	—	—	305,376
Compensation related to restricted stock	—	—	193,839	—	—	193,839
Issuance of warrants	—	—	13,032	—	—	13,032
Net loss	—	—	—	(1,580,817)	—	(1,580,817)
BALANCE, SEPTEMBER 30, 2024	49,275,830	$492,758	$48,940,978	$(27,817,763)	$(3,882,493)	$17,733,480

KORU MEDICAL SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

A reconciliation of our non-GAAP measures is below:

	Three Months Ended		Nine Months Ended
Reconciliation of GAAP Net (Loss)	September 30,		September 30,
to Non-GAAP Adjusted EBITDA:	2025	2024	2025	2024
GAAP Net Loss	$(777,966)	$(1,580,817)	$(2,151,070)	$(4,505,490)
Reorganization Charges	—	396,926	—	496,255
Depreciation and Amortization	204,482	227,785	631,326	677,019
Interest Income, Net	(74,567)	(112,997)	(226,698)	(364,183)
Tax Expense (Refund)	(150)	—	17,206	—
Stock-based Compensation Expense	737,398	634,608	1,850,732	1,948,992
Non-GAAP Adjusted EBITDA	$89,197	$(434,495)	$121,496	$(1,747,407)

Weighted average number of common shares	46,238,819	45,851,019	46,140,347	45,791,756

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Diluted EPS	September 30,		September 30,
to Non-GAAP Adjusted Diluted EPS:	2025	2024	2025	2024
Reported Diluted Earnings Per Share	$(0.02)	$(0.03)	$(0.05)	$(0.10)
Reorganization Charges	—	0.01	—	0.01
Depreciation and Amortization	—	—	0.01	0.01
Interest Income, Net	—	—	—	(0.01)
Tax Expense (Refund)	—	—	—	—
Stock-based Compensation Expense	0.02	0.01	0.04	0.04
Non-GAAP Adjusted Diluted Earnings Per Share	$(0.00)	$(0.01)	$(0.00)	$(0.05)

*Numbers presented are rounded to the nearest whole cent

Reorganization Charges. We have excluded the effect of reorganization charges in calculating our non-GAAP measures. In 2024 we incurred severance expenses related to the reorganization of the leadership team, which we would not have otherwise incurred in periods presented as part of continuing operations.

Stock-based Compensation Expense. We have excluded the effect of stock-based compensation expense in calculating our non-GAAP measures. We record non-cash compensation expenses related to grants of equity-based awards for executives, employees, consultants, and directors. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but is expected to recur in future periods.